Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Envirosource, Inc. 1999 Stock Option Plan and related prospectus, of our report dated March 19, 1999, with respect to the consolidated financial statements of Envirosource, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Philadelphia, Pennsylvania                                /s/  Ernst & Young LLP
August 2, 2000